Disclaimer

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

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Analysis of Bond X

Collateral Stats	Total		Pool Av FICO	% of pool		IO Av FICO	% of pool
Originator	Ameriquest	< 500	500	0.16	< 500
Servicer	Select Portfolio Servicing, Inc.	501 - 520	511	5.06	501 - 520
Credit Risk Manager	Office Tiger Global Real Estate Services	521 - 540	531	6.74	521 - 540
Structure Type		541 - 560	551	7.07	541 - 560
Lead Bank	Credit Suisse Securities (USA) LLC	561 - 580	570	6.45	561 - 580
Current Principal Balance	1,116,593,559.14	581 - 600	591	7.41	581 - 600	600	1.43
# of Loans	4906	601 - 620	610	14.25	601 - 620	610	18.97
Av Current Balance	227597.55	621 - 640	630	15.24	621 - 640	631	25.69
Av Balance < 600 FICO	195839.26	641 - 660	650	16.57	641 - 660	650	29.93
% FICO < 650	70.44	661 - 680	669	8.19	661 - 680	669	9.82
% FICO < 600	31.96	681 - 700	689	6.34	681 - 700	689	8.27
% FICO < 560	18.61	701 - 720	709	3.2	701 - 720	710	3.07
% loans > 500k	15.09	721 - 740	729	1.42	721 - 740	731	1.68
FICO of > 500k loans	635.5	741 - 760	750	1.13	741 - 760	747	0.73
% loans > 750k	1.93	761 - 780	768	0.47	761 - 780	768	0.34
FICO of > 750k Loans	628.88	781 - 800	791	0.28	781 - 800	786	0.07
% loans < 100k	5.66	> 800	809	0.03	> 800
FICO of < 100k loans	600.68			100			100
WA FICO	619
1st Lien	98.94
2nd Lien	1.06
% Simultaneous Seconds	32.96
% Silent Seconds	32.96
CLTV % with Silent Seconds	89.19
WAC	8.31
WAM	357
Initial Cap	2
Periodic Cap	1
Lifetime Cap	14.34
Floor	8.34
ARMs	81.19
Fixed	18.81
% > 50% DTI Loans	3.14
FICO of > 50% DTI Loans	579
DTI	41
DTI of > 500k loans	41.97
DTI > 45	38.91
DTI > 50	3.14
LTV of DTI > 50	72.78
FICO of DTI > 50	579
Original LTV	83
LTV of > 500k loans	82.75
% over 90% LTV	12.91
WA FICO of loans over 90% LTV	638.06
WA Margin (ARMs)	5.86
% I/O	21.86
FICO on I/O%	646
LTV on I/O%	83.17
% 2 year IO	0
% 3 year IO	0
% 5 year IO	21.86
% 40 year	28.27
% Purchase	41.91
% Cash Out Refi	53.53
% Rate/Term Refi	4.56
% Owner Occupied	92.58
% Investor	7.07
FICO Investor	659
% Full Documentation	54.42
% Stated Documentation	34.69
% Limited Documentation	10.89
% Mortgage Insurance	0
% LTV on Mortgage Insurance	0
What LTV does MI cover to?	N/A
% Single Family	71.66
% PUD	11.99
% MH	0
% Condo	7.94
2 year prepay penalties	39.84
3 year prepay penalties	16.09
% CA	32.3
% FL	12.24
FICO FL	617.65
% NY	5.96
% NV	2
% AZ	4.52
% TX	2.71
% MI	1.35
% OH	0.99
% IN	0.71

Collateral Stratifications

LTV Distribution	#	$	% ($)	2/28	3/27	5/25	MI%	Full Doc%	GWAC	FICO	OLTV %	CLTV%	Purchase	Investor	CA	FL	1st Lien	Silent 2nd
< 30.00	16	1,894,291.57	0.17	11.87	20.9	0	0	72.65	7.79	632	24.81	24.9	100	0	64.29	10.27	100	23.68
30.01 - 40.00	25	4,401,264.76	0.39	34.44	14.94	0	0	88.21	7.45	618	34.97	34.97	98.25	1.75	65.37	15.18	100	0
40.01 - 50.00	72	13,313,619.55	1.19	30.28	26.86	0	0	62.27	8.02	591	46.17	46.54	99.47	0.53	42.22	14.01	100	0.75
50.01 - 60.00	118	22,150,944.08	1.98	24.32	20.5	0	0	76.85	7.71	605	55.19	55.7	99.63	0	21.64	17.46	100	4.94
60.01 - 70.00	156	33,054,600.20	2.96	45.43	24.79	0	0	73.72	8.59	565	66.66	66.87	95.73	3.53	26.73	14.65	100	0.7
70.01 - 80.00	1901	495,297,355.69	44.36	76.46	16.82	0	0	48.8	8.02	620	79.22	92.29	97.79	2.1	43.63	13.4	100	65.57
80.01 - 90.00	1813	402,366,583.23	36.04	46.27	25.95	0.2	0	58.58	8.45	617	88.06	89	85.15	14.19	23.09	10.9	100	8.75
90.01 - 100.00	805	144,114,900.06	12.91	48.18	27.42	0.1	0	52.24	8.99	638	95.54	95.76	92.68	7.05	19.63	10.41	91.82	4.3
>100.01

FICO
< 500	9	1,781,984.39	0.16	39.49	28.38	0	0	86.11	8.93	500	70.22	70.22	100	0	19.23	0	100	0
501 - 520	311	56,542,881.10	5.06	52.97	29.05	0	0	83.82	9.17	511	77.8	78.92	99.57	0.43	18.33	13.92	100	7.56
521 - 540	384	75,297,832.69	6.74	61.16	27.55	0	0	77.99	8.93	531	79.23	80.45	98.42	1.26	23.31	13.38	100	8.2
541 - 560	404	78,930,361.00	7.07	53.41	25.2	0	0	71.75	8.78	551	81.44	82.53	97.2	2.23	17.78	11.9	100	9.67
561 - 580	358	71,968,512.71	6.45	56.87	29.83	0	0	66.75	8.63	570	82.12	83.13	96.88	3.12	23.75	11.55	99.84	9.52
581 - 600	403	82,755,030.43	7.41	50.6	31.04	0	0	62.63	8.5	591	81.97	83.86	95.05	4.75	23.82	8.02	99.54	11.77
601 - 620	728	159,094,041.93	14.25	58.7	24.2	0	0	56.66	8.22	610	83.93	90.75	95.09	4.84	28.86	14.42	98.45	35.36
621 - 640	703	170,128,870.84	15.24	65.49	16.91	0	0	52.16	8.17	630	84.48	92.79	91.78	8.06	37.01	12.41	97.83	42.95
641 - 660	719	185,002,789.04	16.57	67.1	17.24	0	0	38.56	8.01	650	83.64	94.6	93.98	5.38	43.45	12.99	98.18	56.14
661 - 680	350	91,460,670.94	8.19	60.02	17.65	0	0	40.65	8.11	669	83.58	92.18	86.04	13.47	37.23	10.91	99.02	43.96
681 - 700	249	70,774,911.13	6.34	60.08	17.92	0.7	0	33.84	8	689	84.59	94.55	85.17	14.36	43.58	9.46	99.26	51.42
701 - 720	141	35,759,265.75	3.2	50.38	16.28	0.79	0	35.79	7.88	709	86.84	94.15	76.68	21.41	43.51	14.76	99.33	38.44
721 - 740	61	15,850,819.73	1.42	49.4	14.85	0	0	54.53	7.76	729	88	93.88	88.66	11.34	29.61	16.38	99.57	30.07
741 - 760	52	12,567,906.92	1.13	38.04	13.42	0	0	43.05	7.91	750	84.34	88.71	66.07	33.93	29.67	7.24	100	26.62
761 - 780	21	5,199,973.45	0.47	16.32	32.43	3.04	0	39.72	7.48	768	83.21	85.87	64.88	35.12	41.52	7.34	99.12	21.78
781 - 800	11	3,091,498.04	0.28	32.04	12.02	0	0	91.65	7.03	791	67.05	67.43	89.09	10.91	36.93	15.44	100	18.64
> 800	2	386,209.05	0.03	0	0	0	0	100	7	809	91.3	91.3	65.13	34.87	34.87	0	100	0

Loan Balance
< 100,000	909	63,284,006.59	5.67	37.43	14.97	0	0	73.06	9.61	601	85.06	87.54	81.32	18.43	4.56	4.96	84.42	17.69
100,000.01 - 150,000.00	857	107,131,416.84	9.59	44.06	24.67	0.52	0	68.94	8.85	599	83.01	87.09	89.95	9.4	3.69	13.3	98.36	23.77
150,000.01 - 200,000.00	838	145,746,673.66	13.05	55.72	22.44	0.11	0	65.39	8.45	607	81.83	87.01	92.78	6.87	6.81	22.36	99.88	27.38
200,000.01 - 250,000.00	596	133,594,179.08	11.96	56.69	26.93	0.17	0	59.7	8.39	609	83.15	88.35	91.85	7.31	14.42	20.1	100	27.96
250,000.01 - 300,000.00	468	128,828,712.09	11.54	60.49	22.8	0	0	56.45	8.14	620	83.2	89.4	93.83	5.95	27.69	15.56	100	32.94
300,000.01 - 350,000.00	345	112,014,943.15	10.03	59.39	25.76	0	0	47.41	8.14	623	83.64	89.6	91.9	7.83	39.5	10.38	100	31
350,000.01 - 400,000.00	270	101,362,585.64	9.08	65.2	24.57	0	0	43.52	7.98	631	83.42	91.39	92.98	6.65	48.91	5.97	100	41.07
400,000.01 - 450,000.00	176	74,889,417.67	6.71	65.71	22.7	0	0	44.78	8.11	621	81.92	90.31	95.51	4.49	58.47	9.1	100	42.68
450,000.01 - 500,000.00	170	81,271,977.23	7.28	66.44	19.97	0	0	37.67	8.02	635	83.04	91	91.07	8.37	57.44	5.87	100	41.44
500,000.01 - 550,000.00	100	52,402,443.35	4.69	67.89	14.07	0	0	43.91	8.03	630	82.72	91.59	95.99	4.01	63.98	7	100	45.64
550,000.01 - 600,000.00	73	42,118,372.65	3.77	79.4	8.23	0	0	51.93	7.83	640	83.33	93.7	98.61	1.39	66.93	6.87	100	53.52
600,000.01 - 650,000.00	45	28,207,578.65	2.53	70.94	17.7	0	0	42.54	8.15	637	83.78	90.48	97.75	2.25	66.63	2.27	100	37.45
650,000.01 - 700,000.00	22	14,815,137.13	1.33	77.28	13.7	0	0	31.32	7.85	646	83.05	93.4	100	0	77.33	4.64	100	54.99
700,000.01 - 750,000.00	13	9,394,056.57	0.84	61.72	15.63	0	0	62.1	7.93	639	79.89	86	100	0	61.36	7.46	100	30.54
750,000.01 - 800,000.00	6	4,617,505.82	0.41	49.2	17.3	0	0	50.78	7.81	624	87.41	88.23	100	0	32.68	0	100	16.33
> 800,000.01	18	16,914,553.02	1.51	61.35	20.94	0	0	51.42	7.95	630	79.73	80.49	95.23	4.77	32.18	11.6	100	5.3

DTI
< 20.00	193	38,446,631.70	3.44	58.33	21.79	0	0	55.65	8.47	631	83.8	87.1	61.97	37.04	29.74	10.23	99.38	19.82
20.01 - 25.00	184	33,604,699.87	3.01	56.21	26.08	0	0	63	8.54	615	82.14	85.55	75.36	22.9	20.76	11.42	99.31	18.51
25.01 - 30.00	341	66,818,138.92	5.98	58.23	17.46	0.2	0	57.12	8.38	612	80.94	85.27	88.32	11.68	23.86	16.11	99.33	23.17
30.01 - 35.00	489	100,234,418.54	8.98	59	23.41	0	0	53.81	8.41	626	84.12	90	88.51	11.26	30.05	13.63	98.81	32.47
35.01 - 40.00	824	185,364,278.77	16.6	57.53	22.23	0.23	0	51.59	8.22	622	82.66	88.81	93.72	5.88	32.32	12	99.09	32.15
40.01 - 45.00	1083	257,626,296.97	23.07	61.44	20.11	0	0	54.68	8.3	624	83.21	90.27	95.75	3.93	34.27	12.4	98.83	37.59
45.01 - 50.00	1641	399,410,734.72	35.77	59.9	23.1	0.04	0	52.75	8.29	616	83.98	91.01	95.89	4	34.16	11.15	98.76	37.28
50.01 - 55.00	151	35,088,359.65	3.14	48.37	20.13	0.64	0	73.49	8.27	579	72.78	73.42	95.33	2.68	32.99	16.45	100	2.36
> 55.00

Product Type
2 year IO
3 year IO
5 year IO	718	244,065,040.47	21.86	76.84	15.96	0.11	0	54.19	7.68	646	83.17	95.24	99.78	0	60.05	9.11	100	61.69
Other IO
Non-IO	3073	556,813,599.55	49.87	47.65	23.28	0.12	0	61.97	8.65	606	82.77	85.82	88.34	11.24	17.19	13.85	97.88	18.12
40 Year Loan	1115	315,714,919.12	28.27	65.77	24.08	0	0	41.28	8.19	619	83.28	90.46	94.49	5.19	37.5	11.83	100	36.92

Purpose
Purchase	1972	467,970,673.43	41.91	78.05	15.14	0	0	40.68	8.28	638	84.1	96.84	90.31	9.12	41.56	14.25	98.61	67.97
Cash Out Refinance	2692	597,727,456.16	53.53	45	27.77	0.16	0	64.34	8.34	603	82.26	83.3	94.03	5.77	24.59	11.27	99.12	5.44
Rate Term Refinance	242	50,895,429.55	4.56	51.61	15.26	0	0	64.25	8.17	620	81.5	88.1	96.29	3.55	37.67	5.3	99.93	34.25

Occupancy
Investor	448	78,985,649.95	7.07	57.05	30.59	0	0	35.45	9.18	659	88.15	89.17	0	100	18.56	12.86	100	8.82
Owner Occupied	4438	1,033,711,755.08	92.58	59.33	21.18	0.09	0	55.98	8.24	616	82.6	89.2	100	0	33.41	12.15	98.86	34.91
Second Home	20	3,896,154.11	0.35	55.05	40.04	0	0	23.71	8.42	643	86.28	86.7	0	0	17.9	25.38	100	5.26

Property Type
2-4 Family	321	93,929,659.18	8.41	47.05	37.16	0	0	36.28	8.51	642	82.78	90.08	79.08	20.83	24.46	3.94	98.74	38.55
Co-op
Condominium	424	88,667,598.67	7.94	60	26.5	0	0	48.64	8.33	638	83.83	92.91	87.77	11.17	32.26	24.36	98.75	46.29
PUD	552	133,825,325.34	11.99	68.69	16	0	0	55.13	8.3	616	83.85	90.31	94.85	4.63	15.11	25.79	98.52	34.36
Single Family	3609	800,170,975.95	71.66	58.89	20.59	0.12	0	57.07	8.29	614	82.79	88.49	94.31	5.41	36.1	9.61	99.06	30.59
Townhouse

Documentation Type
Full	2959	607,646,975.57	54.42	51.26	22.83	0.15	0	100	8.11	605	82.38	87.1	95.24	4.61	25.4	11.44	99.09	25.52
Stated	1482	387,370,585.18	34.69	67.36	22.74	0	0	0	8.68	643	84.16	91.88	87.47	11.82	39.15	10.97	98.64	40.46
Limited	465	121,575,998.39	10.89	72.48	14.65	0	0	0	8.15	611	82.39	91.09	95.53	4.26	44.98	20.33	99.2	46.23

Deliquency Status
Current	4906	1,116,593,559.14	100	59.15	21.91	0.08	0	54.42	8.31	619	83	89.19	92.58	7.07	32.3	12.24	98.94	32.96
1 month dq

Geographic Location
CA	987	360,675,844.12	32.3	83.97	6.69	0	0	42.79	8	632	81.26	91.22	95.74	4.06	100	0	99.04	51.25
FL	633	136,704,904.89	12.24	66.41	12.65	0	0	50.83	8.26	618	81.82	88.18	91.84	7.43	0	100	99.36	33.48

Employment Status
Employed	3655	766,126,765.74	68.61	55.4	22.87	0.12	0	65.4	8.26	616	82.92	88.95	94.64	5.14	26.57	13.3	98.87	32.04
Self-Employed	1251	350,466,793.40	31.39	67.37	19.81	0	0	30.41	8.42	624	83.18	89.72	88.07	11.31	44.82	9.93	99.12	34.97

Rating Agency Levels

	Moody's	S&P	Fitch
AAA/Aaa	24.00%	29.62%	25.50%
AA+/Aa1	20.70%	25.06%	20.35%
AA/Aa2	17.75%	20.65%	17.75%
AA-/Aa3	15.90%	19.20%	16.15%
A+/A1	14.30%	17.25%	14.60%
A/A2	12.75%	15.59%	13.00%
A-/A3	11.35%	14.39%	11.65%
BBB+/Baa1	10.00%	13.19%	10.35%
BBB/Baa2	8.80%	11.98%	9.00%
BBB-/Baa3	7.90%	10.58%	8.00%
BB+/Ba1	7.00%	9.30%	7.00%
BB/Ba2	6.25%	7.94%	6.00%
BB-/Ba3	5.65%	6.90%	5.50%
B/B2	4.75%	4.96%	4.50%